Exhibit 10.1

FIRST FOUNDATION INC.

2007 EQUITY INCENTIVE PLAN

1.            PURPOSES OF THE PLAN

The purposes of the First Foundation Inc. 2007 Equity Incentive Plan (the “Plan”) are: (a) to align the interests of Company employees and directors with those of the Company’s shareholders by providing incentive compensation opportunities tied to the performance of the Company’s common stock and by promoting increased ownership of the Company’s common stock by such individuals; and (b) to enhance the Company’s ability to motivate, attract, and retain the services of officers and other key employees, and directors, upon whose judgment, interest, and special effort the successful conduct of the Company’s business is largely dependent.

2.            DEFINITIONS

2.1           When used with reference to the Company, the term “Affiliate” shall mean:

(a)          with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b)          with respect to Awards other than Incentive Options, in addition to any entity described in paragraph (a) of this Section 2.1, any other corporation, limited liability company partnership, joint venture or other entity, whether now existing or hereafter created or acquired, in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

2.2           “Award” means a Stock Option or Restricted Stock granted to a Participant pursuant to the Plan. The terms “Stock Option” and “Restricted Stock” shall have the respective meanings given to such terms in Section 5 of this Plan.

2.3           “Board” means the Board of Directors of the Company.

2.4           For purposes of this Plan, a “Change of Control” shall mean and shall be deemed to have occurred on the happening of any of the following:

(a)          the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i)          an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii)         an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company.

(b)          at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof; or

(c)          the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving entity in such transaction, other than a merger, consolidation, or reorganization that would result in the persons who are beneficial owners of the Company voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least a simple majority of the combined voting power of the Company’s voting securities (or the voting securities of the surviving entity in such transaction) outstanding immediately after such merger, consolidation or reorganization or other similar corporate transaction; or

(d)          the sale or other disposition of all or substantially all of the assets of the Company; or

(e)          the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(f)          the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

2.5           “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

2.6           “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3.

2.7           “Common Stock” means the Company's common stock, par value $0.001 per share.

2.8           “Company” means First Foundation Inc., a California corporation.

2.9            “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

2.10         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of that Act.

2.11         “Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a)          If the Common Stock is then listed or admitted to trading on a stock exchange which reports closing sale prices, such as, but not limited to, the Nasdaq Stock Exchange, then the Market Value shall be the closing sale price per share of Common Stock on the date of valuation on the principal exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Market Value shall be the closing sale price per share of the Common Stock on such principal stock exchange on the next succeeding day for which a closing sale price is reported.

(b)          If the Common Stock is not then listed or admitted to trading on a stock exchange which reports closing sale prices, the Market Value shall be the average of the closing bid and asked prices per share of the Common Stock in the over-the-counter market on the date of valuation.

(c)          If neither paragraph (a) nor (b) is applicable as of the date of valuation, then the Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested and affected parties.

2.12         “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Company.

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2.13         “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

2.14         “Plan” means this First Foundation Inc. 2007 Equity Incentive Plan.

2.15         “Qualified Performance-Based Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more performance goals that are based on or determined with reference to the Performance Criteria specified in Section 8.2 hereof.

2.16         “Securities Act” means the Securities Act of 1933, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of that Act.

2.17         “Share” shall mean a share of Common Stock or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such Shares as provided in Section 10 hereof.

2.18         “Subsidiary” means any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.19         “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.            ADMINISTRATION

3.1           Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors of the Company (the “Board”). The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company's Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the NASDAQ Stock Market, (iii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2           Delegation and Administration.

(a)          The Committee shall have the right, from time to time, to delegate to one or more separate committees (any such committee a “Subcommittee”) composed of (a) one or more directors of the Company (who may, but need not be, members of the Committee) or (b) one or more officers of the Company, the authority to grant Awards and take the other actions described in Section 3.3 below, subject to (i) such limitations as the Committee shall determine, (ii) the requirement, in the case of a delegation of authority to a Subcommittee of one or more officers, that the resolution delegating such authority shall specify the total number of Stock Options or rights such Subcommittee may so award, and (iii) the limitation that in no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any officers or other individuals who are subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code or who have been appointed to any such Subcommittee. Any action by any such Subcommittee in accordance with and within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and, in such event, references in this Plan to the Committee shall include any such Subcommittee. Additionally any actions that may be taken by a Subcommittee composed of one or more officers of the Company shall be subject to review and approval, disapproval or modification by the Committee.

(b)          The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares of Common Stock upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify in the resolutions providing for such delegation. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

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3.3           Powers of the Committee. Subject to the express limitations of the Plan, the Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan and to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a)          to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein, and to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(b)          to determine which persons are eligible to be Participants in this Plan and the eligible Participants to whom Awards shall be granted hereunder and the time or times when any such Awards shall be granted to them;

(c)          to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price thereof and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or service with the Company or an Affiliate, the satisfaction of performance goals or criteria, the occurrence of certain events, or other factors as may be determined by the Committee;

(d)          to amend the terms of an Award in any manner that is not inconsistent with the Plan; provided, however, that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant's consent;

(e)          to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Qualified Performance-Based Award or other Award granted under this Plan;

(f)          to prescribe and amend the terms of the agreements or other documents evidencing Awards (“Award Agreements”) made under this Plan (which need not be identical and the terms and conditions of which may vary as determined by the Committee or any Subcommittee thereof);

(g)          to determine whether, and the extent to which, adjustments are required pursuant to Section 10 of this Plan; and

(h)          to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.4           Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as a Participant under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any Participant who is employed by an entity that ceases to be an Affiliate, (ii) any leave of absence approved by the Company or any Affiliate, (iii) any change in the Participant’s status from an employee to a member of the Board or vice versa, and (iv) at the request of the Company or an Affiliate, any employee who becomes employed by any partnership, joint venture, corporation or other entity that does not meet the requirements to be an Affiliate for purposes of this Plan.

3.5           Determinations of the Committee. All decisions, determinations, interpretations and actions by the Committee regarding this Plan shall be final, binding and conclusive on all Participants and any other persons claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons eligible to become Participants and Participants, whether or not such persons or Participants are similarly situated. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

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3.6           Limitation on Liability. No member of the Committee or any Subcommittee shall be liable for any action or determination made in good faith by the Committee or such Subcommittee with respect to the Plan or any Award hereunder. No employee of the Company and no member of the Board or Committee or of any Subcommittee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board, the Committee or any Subcommittee, and any employee of the Company, with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

4.            SHARES SUBJECT TO THE PLAN

4.1           Shares Subject to the Plan.

(a)          Subject to adjustment as to the number and kind of shares pursuant to Section 10.1 and section 10.2 hereof, the total number of shares of Common Stock that may be issued under the Plan shall be one million one hundred thousand one hundred thirteen (1,100,113).

(b)          For purposes of the foregoing limits on the maximum aggregate number of Shares that may be awarded or granted under this Plan, in the event that (i) all or any portion of any Award granted or offered under this Plan can no longer under any circumstances be exercised or purchased, or (ii) any Shares which had been the subject of an Award Agreement under this Plan are reacquired or purchased by the Company, then, the Shares that were not exercised or purchased by a Participant or that were reacquired or purchased by the Company (as the case may be) shall again be available for grant or issuance under this Plan. Shares which are withheld in order to satisfy federal, state or local tax liability (to the extent permitted by the Committee) shall not count against the above limits and shall again become available for grant or issuance under the Plan.

(c)          Notwithstanding anything to the contrary contained in this Section 4.1, subject to Section 4.2 hereof and subject to adjustment as to the number and kind of shares pursuant to Section 10.1 and Section 10.2 hereof, the maximum aggregate number of Shares authorized for issuance under this Plan that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be one million forty five thousand (1,045,000) Shares.

4.2           Individual Participant Limitations. Subject to adjustment as to the number and kind of shares pursuant to Section 10.1 and section 10.2 hereof, the maximum number of shares of Common Stock that may be the subject of Awards granted under this Plan, in the aggregate, to any one Participant during any calendar year period shall be 250,000 Shares. The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to a Participant under this Plan as well as Awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliate now in existence or that may be adopted at any time hereafter.

5.            PLAN AWARDS

5.1           Award Types. The Committee, on behalf of the Company, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options and Restricted Stock. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Qualified Performance-Based Award (as hereinabove defined). An Award may consist of one of the following types of Awards or two or more different types of Awards in tandem or in the alternative.

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(a)          Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to Award Agreement evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options pursuant to Section 422 of the Code (“Incentive Stock Options” or “ISOs”) and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(b)          Restricted Stock Awards. A “Restricted Stock” Award is an award of shares of Common Stock, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the Award Agreement the Restricted Stock Award (the “Restricted Stock Agreement”).

5.2           Evidence of the Grant of an Award. The grant of an Award by the Committee under this Plan may be evidenced by a notice, document or other communication, in written or electronic form, as shall be approved by the Committee, subject to any requirements of law or of any rules or regulations (including accounting rules) applicable to the grant of Awards.

5.3           Suspension or Termination of Awards.

(a)          General. The Committee may specify in any Award Agreement at the time of the Award that the Participant's rights and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment, or that the vesting of any Award shall be subject to suspension or termination, upon the occurrence of any event or events that are specified in such Award Agreement, in addition to any otherwise applicable vesting or performance conditions of the Award. Such events may include, but shall not be limited to, termination of Service for cause or any act of misconduct (as such terms are defined in the Participant’s Award Agreement), or other conduct by the Participant that is detrimental to the business or reputation of the Company.

(b)          Termination for Cause. Without limiting the generality of Section 5.3(a) above, unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant's employment or service relationship with the Company or any Affiliate shall be terminated for cause, as the same may be defined in the Award Agreement of a Participant (or by reference to a definition of cause that is included in any employment Agreement between the Company or any of its Subsidiaries and the Participant), the Company may, in its sole discretion, immediately terminate such Participant's right to any further payments, vesting or exercisability with respect to any Award in its entirety. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurred. Any such determination shall be final, conclusive and binding upon the Participant; provided, however, that for any Participant who is an “executive officer” as defined by or pursuant to Section 16 of the Exchange Act, or an Outside Director, such determination shall be subject to the approval of the Board. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant's employment or service relationship for cause (as defined in the Participant’s employment or service agreement with the Company or any Award Agreement of the Participant, as the case may be), the Company may suspend the Participant's rights to exercise any Option, or receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 5.3.

5.4           Withholding. The Committee may and/or a Participant shall make arrangements acceptable to the Company for the satisfaction of any withholding tax obligations that arise under applicable federal, state, local or foreign law with respect to any Stock Option or Restricted Stock or any sale of Shares acquired pursuant to any such Award. The Company shall not be required to issue any Shares or to recognize the disposition of any such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or a portion of the payment that would otherwise be paid to a Participant under such Award or by the Participant’s tender of Shares previously acquired by the Participant.

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5.5           Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 10.1 hereof, evidenced by a majority of the votes cast, neither the Committee nor the Board shall cause or permit the cancellation, substitution or amendment of any Stock Option that would have the effect of reducing the exercise price of or the price at which such Stock Option was granted under the Plan, or otherwise approve any modification to such Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ Stock Market or the principal exchange on which the Company’s Shares are listed for trading (if other than the NASDAQ Stock Market), unless and until such action is submitted to the shareholders for their prior approval and is approved by the affirmative vote of the holders of a majority of the shares of the Company that are entitled to vote, and that are voted on, the proposal to approve such action.

6.            STOCK OPTIONS

6.1           Grant, Terms and Conditions of Stock Options. Subject to the limitations set forth in Section 6.6 applicable to ISOs, the Committee may grant Stock Options at any time and from time to time prior to the Termination Date of this Plan, as set forth in Section 12 below, to any officer or employee of the Company or any of its Subsidiaries, any Outside Director of the Company or any of its Subsidiaries and any other persons who provides services, as an independent contractor, to the Company or any of its Subsidiaries, in each case as selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options awarded under this Plan until those Shares have been issued by the Company. The terms and conditions governing and the respective rights and obligations of the Participant and the Company with respect to each Stock Option shall be evidenced only by a Stock Option Agreement (in written or electronic form) as may be approved by the Committee containing such terms and conditions, not in conflict with the express terms of this Plan, as are determined by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. Stock Options granted pursuant to this Plan need not be identical, but each must contain or be subject to the terms and conditions set forth hereinafter in this Section 6.

6.2           Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Market Value of a Share of Common Stock on the date of grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per Share that is higher than such Market Value.

6.3           Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, and the conditions upon which, a Stock Option, or portion thereof, shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued service of the Participant with the Company or any of its Affiliates for a specified time period or periods, or on the attainment of specified performance goals relating to Performance Criteria or the satisfaction of any other conditions that may be established by the Committee in its discretion.

6.4           Term of Stock Options. The Committee shall, in its discretion, prescribe in each Stock Option Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall not exceed ten (10) years from its date of grant. Except as otherwise provided in this Section 6 or as may be provided otherwise by the Committee in the Stock Option Agreement, no Stock Option may be exercised at any time during the term thereof unless the Participant is then an employee or director of the Company or one of its Affiliates.

6.5           Stock Option Exercise. Subject to such terms and conditions as shall be specified in any Stock Option Agreement, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by delivery of a written or transmission of an electronic notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding taxes. The exercise price of a Stock Option shall be paid in cash or in such other form of consideration as shall be approved by the Committee, as expressly set forth in the Stock Option Agreement, and may include, without limitation, by (i) delivery of already owned Shares that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise), valued at the Market Value of such Shares on the date of exercise; withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option; (ii) delivery of a full recourse promissory note in a principal amount equal to the exercise price that is being paid thereby and containing such terms and conditions as shall be approved by the Committee, if permitted by the Committee and applicable law; (iii) payment under a broker-assisted sale and remittance program acceptable to the Committee; if the Company’s shares are then admitted to trading on a stock market or exchange or automated dealer quotation system and payment in such manner is permitted by the Committee and applicable law; (iv) a combination of the methods described above; or (v) such other lawful method or means as may be approved by the Committee.

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6.6           Additional Rules for ISOs.

(a)          Eligibility. An ISO may only be granted to a Participant who is considered an employee for purposes of Treasury Regulation § 1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “Subsidiary” with respect to the Company for purposes of Section 424(f) of the Code.

(b)          Annual Limits. No ISO shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the shares of Common Stock with respect to which ISOs under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option or stock incentive plans of the Company or any Affiliate, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking ISOs into account in the order in which they were granted.

(c)          Exercise Price and Term. If an ISO is granted to any 10% Stockholder, the exercise price may not be less than 110% of the Market Value of a Share of Common Stock on the date of grant and the term of the ISO may not exceed 5 years.

(d)          Termination of Employment. An Award of an ISO may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e)          Nontransferability. An ISO shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f)          Other Terms and Conditions. Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option Agreement for an ISO may provide that it shall be treated as a Nonqualified Stock Option to the extent that any of the requirements applicable to “incentive stock options” under the Code shall not be satisfied.

(g)          Disqualifying Dispositions. If Shares acquired by exercise of an ISO are disposed of within two years following the date of its grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7.            RESTRICTED STOCK AWARDS

7.1           Grant, Terms and Conditions of Restricted Stock. The Committee may grant Restricted Stock at any time and from time to time prior to the termination of the Plan to any officer or employee of the Company or any of its Subsidiaries, any Outside Director of the Company or any of its Subsidiaries and any other person who provides services, as an independent contractor, to the Company or any of its Subsidiaries, in each case as selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement (as the case may be) evidencing such Award. The grant by the Committee of Restricted Stock shall be evidenced by such written or electronic notices or communications in such form as may be approved by the Committee. Awards of Restricted Stock granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

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(a)          Terms and Conditions. Each Restricted Stock Agreement shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining such, (ii) the purchase price (if any) of those Shares, and the methods by which payment of any purchase price may be made, (iii) the satisfaction or achievement of conditions, including but not limited to, but subject to Section 8.1(c) below, any period of service or achievement of performance goals that shall determine the number of Shares that are granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares subject to such Award as may be determined from time to time by the Committee, (v) restrictions on the transferability of the Shares, and (vi) such additional terms and conditions, all as may be determined by the Committee, in each case not inconsistent with this Plan.

(b)          Purchase Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock may be purchased by or awarded to a Participant, which may vary from time to time and among Participants and which may be below the Market Value of such Shares at the date of grant or issuance.

(c)          Vesting. Except as may otherwise be provided in Section 10.2 of the Plan:

(i)          Vesting Based on Continuous Service. A Restricted Stock Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) in one or more installments based on the period of time that the Participant remains in the Continuous Service of the Company or an Affiliate.

(ii)         Performance-Based Vesting. A Restricted Stock Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) on the achievement, in whole or in part, of performance goals with respect to specified Performance Criteria (a “Performance-Based Award”), in which event the minimum vesting period of such an Award shall be no less than one (1) year from its grant date.

(iii)        Effect of Termination of Continuous Service or Failure to Achieve Performance Goals. A Restricted Stock Award shall provide, in the case of a Time-Based Award, that if the Participant’s Continuous Service terminates prior to the time that the Restricted Stock Award has become fully vested, or, in the case of a performance-based Award, if any performance goal required to be achieved as a condition of vesting is not fully achieved, then, the shares of Common Stock subject to that Award that fail to vest as a result thereof may, at the Company’s election, be repurchased, in whole or in part, by the Company at a repurchase price set forth in the applicable Award Agreement, but not less than the purchase price paid by the Participant, provided, however, that if the Participant was not required to pay any purchase price for the Restricted Stock Award, then, the Award Agreement may provide that, upon a failure of the vesting requirement or requirements to be satisfied, the unvested shares of Restricted Stock shall be cancelled or transferred to the Company, without the payment by the Company of any purchase price therefor.

(d)          Restrictions on Transferability. Shares granted under any Restricted Stock Award shall be subject to transfer restrictions that prohibit the sale or other transfer, the assignment, pledge or encumbrance of any of the Shares until all applicable restrictions are removed or have expired and any applicable conditions have been satisfied as provided in the Award Agreement, unless otherwise allowed by the Committee. The Committee may provide, in any Award Agreement for the grant of any Restricted Stock, that the certificates representing the Shares awarded thereby (i) bear a legend making appropriate reference to the transfer restrictions imposed on the Shares, and/or (ii) shall remain in the physical custody of the Company or an escrow holder approved by the Committee until all restrictions are removed or have expired or the Restricted Stock has become vested.

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8.            QUALIFIED PERFORMANCE-BASED AWARDS

8.1           The Committee may qualify Awards that are granted under this Plan as Qualified Performance-Based Awards. If the Committee, in its discretion, decides to grant a Qualified Performance-Based Award to a Participant, the provisions of this Section 8 shall control over any contrary provision contained in this Plan and the Award Agreement shall contain such terms, provisions, conditions and restrictions as may be necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m) of the Code; provided, however, nothing herein shall preclude the Committee, in its discretion, from granting Awards under this Plan that are based on Performance Criteria or performance goals that do not satisfy the requirements of this Section 9.

8.2           Performance Criteria.

(a)          For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to the Company or any Affiliate as a whole or to any business unit of the Company or any Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) growth in interest income or net interest income or improvements in net interest margin; (ii) reductions in the loan losses or the provisions made therefor; (iii) increases in deposits or in core deposits; (iv) operating income or net operating income, (v) earnings before interest, taxes and amortization, (vi) non-interest or fee income; (vii) cost containment or reductions in noninterest expense; (viii) income or net income; (ix) cash flow, (x) earnings per share, (xi) return on equity or capital, (xii) total stockholder return, (xiii) return on assets or average assets; (xiv) share price performance, (xv) tangible book value; (xvi) regulatory capital ratios, (xvii) market segment share, (viii) comparisons of selected Company performance metrics, such as return on average assets or on capital or equity to the comparable metrics of a selected peer group of companies or stock index, (xix) customer satisfaction; or (xx) individualized business objectives.

(b)          The Committee may appropriately adjust any evaluation of performance under any Performance Criteria to exclude any of the following events that may occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (as amended) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. Notwithstanding satisfaction of any completion of any Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares or Stock Options or shares of Restricted Stock or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

9.            OTHER PROVISIONS APPLICABLE TO AWARDS

9.1           Transferability.

(a)          No Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. Notwithstanding the foregoing, the Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, and in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, however, an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code and in no event shall any Permitted Transferee of any Participant be entitled to transfer the Award in whole or in part. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10.1 shall be void and unenforceable against the Company.

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(b)          Notwithstanding any provisions in this Plan to the contrary, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant's guardian or legal representative. In the event of a Participant's death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant's beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant's will or by the Participant's estate in accordance with the Participant's will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant's death.

9.2           Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

9.3           Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s), may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to the effectiveness of any such agreement or document that it shall be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

9.4           Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares of Common Stock issued under an Award, including without limitation (a) restrictions under applicable laws or government regulations, including, without limitation, the Securities Act of 1933 and any applicable state securities laws, (b) any insider trading policy that may be adopted by the Board, (c) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (d) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

9.5           Affiliate Awards. In the case of a grant of an Award to any Participant who is an employee or director of an Affiliate, such grant may, if the Committee so directs, be implemented by the Company’s issuance of any Shares subject to such Award to the Affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Affiliate will transfer those Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Affiliate and shall be deemed granted on such date as the Committee shall determine.

10.6         Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation and that is subject to Section 409A of the Code shall satisfy the requirements of Section 409A of the Code, to the extent applicable as determined by the Committee. The Award Agreement with respect to any such Award shall incorporate the terms and conditions required by Section 409A of the Code. If any deferral of compensation is to be permitted in connection with any Award, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

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10.           CHANGES IN CAPITAL STRUCTURE AND CHANGES OF CONTROL

10.1         Adjustments For Changes in Capital Structure. In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan, if there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change that does not constitute a Change of Control, or any other change affecting the Common Stock, the Committee shall cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code and any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

10.2         Change of Control Transactions. In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan in the event of a Change of Control of the Company:

(a)          The Committee shall have the discretion to provide, in each Award Agreement, such terms and conditions as it deems appropriate with respect to (i) the vesting of such Award in the event of a Change of Control, and (ii) the assumption of such Award or the exchange therefor of comparable securities under another incentive program in the event of a Change of Control. In addition, the aforementioned terms and conditions may vary from Award Agreement to Award Agreement as the Committee deems appropriate.

(b)          Whether or not the terms of an outstanding Option Agreement provide for acceleration of vesting in the event of a Change of Control, or to the extent that an Option is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change of Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change of Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change of Control, and (y) the Exercise Price of the Option.

(c)          Notwithstanding anything to the contrary that may be contained elsewhere in this Section 10.2, the Committee shall have the power and authority, in its sole discretion, to accelerate the vesting of any or all of the Options and/or the lapse of the restrictions on any or all of the Restricted Stock, even if the surviving entity in a Change of Control transaction agrees to assume the Options or issue Substitute Options or Restricted Stock or new equity incentives for the then outstanding Options or Restricted Stock. Additionally, the terms and conditions relating to the vesting of Options and the lapse of restrictions on Restricted Stock in the event of the consummation of a Change of Control may vary from Award Agreement to Award Agreement, as the Committee, in its discretion, deems appropriate.

(d)          Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change of Control, except to the extent that, with the consent of the Company, the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change of Control transaction.

(e)          If the Company enters into a definitive agreement that provides for the consummation of a Change of Control, the Committee shall cause written notice of such proposed Change of Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed Change of Control transaction; provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle any Participant to obtain a delay or postponement in the consummation of the Change of Control transaction.

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(f)          Notwithstanding anything to the contrary that may be contained elsewhere in this Section 10.2 or elsewhere in this Plan, if pursuant to any of the above provisions of this Section 10.2, an acceleration of the vesting of any Options or the lapse of restrictions on any Restricted Stock occurs or is deemed to have occurred immediately prior to the consummation of a Change of Control, but the Change of Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting and lapse of restrictions shall be deemed to have not occurred and the vesting schedule for the Options and the schedule for lapse of restrictions on Restricted Stock, as in effect prior to such acceleration, shall be reinstated to the same extent as if no definitive agreement providing for such Change of Control Transaction had ever been entered into by the Company.

10.3         Company or Stockholder Actions Affecting the Capital Structure of the Company. Notwithstanding anything to the contrary that may be contained elsewhere in this Plan, the existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of shares of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or as may be provided by the Committee, (i) the issuance by the Company of shares of stock, or any class of securities convertible into shares of stock, of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in cash or property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock that are subject to Stock Options or other Awards theretofore granted under this Plan or the purchase price per share of such Common Stock, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

11.           LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Committee determines in its discretion that the listing or qualification of the shares of Common Stock available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares, then, a Stock Option may not be exercised in whole or in part and a Restricted Stock Award shall not vest unless such listing, qualification, consent or approval has been unconditionally obtained. Notwithstanding anything to the contrary that may be contained in this Section 11 or elsewhere in the Plan, nothing in the Plan, or otherwise, shall obligate the Company to register the Company’s shares of Common Stock under the Exchange Act or qualify such shares for listing or qualification on any securities exchange or quotation or trading system and the neither the Company nor any director or officer thereof shall have any liability whatsoever to the recipients or holders of Awards granted pursuant to this Plan due to the fact that the shares of Common Stock are not so registered or qualified.

12.           EFFECTIVE DATE, AMENDMENT AND TERMINATION OF THE PLAN

12.1         Effective Date. This Plan was approved by the Board of Directors and by the shareholders of the Company by the written consent of the holders of a majority of the outstanding shares, and became effective, on June 8, 2007.

12.2         Amendments. The Board may amend, alter or discontinue the Plan and, to the extent permitted by this Plan, the Board or the Committee may amend any Award Agreement or other document evidencing an Award made under this Plan, provided, however, that the Company shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 10) required to be submitted for stockholder approval by NASDAQ or that otherwise would:

(a)          Increase the maximum number of Shares for which Awards may be granted under this Plan, except pursuant to the provisions of Sections 10.1 and 10.2 hereof;

(b)          Reduce the price at which Stock Options may be granted below the price provided for in Section 6.2, except pursuant to the provisions of Sections 10.1 and 10.2 hereof;

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(c)          Reduce the option price of outstanding Stock Options, except pursuant to the provisions of Sections 10.1 and 10.2 hereof;

(d)          Extend the term of this Plan;

(e)          Change the class of persons eligible to be Participants; or

(f)          Increase the limits in Section 4, except pursuant to the provisions of Sections 10.1 and 10.2 hereof.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided, however, that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

12.3         Termination Date. This Plan shall remain available for the grant of Awards until May 31, 2017, which is within ten (10) years of the date the Plan became effective, or such earlier date as the Board of Directors may determine (the “Termination Date”). The termination of the Committee’s authority to grant Awards under the Plan will not affect the continued operation of the terms of the Plan or the Company’s or Participants’ rights and obligations with respect to Awards granted on or prior to such Termination Date, which Awards shall continue in effect beyond the Termination Date in accordance with their terms and the terms and provisions of this Plan.

13.           GENERAL PROVISIONS

13.1         Employment or Service. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant or to be consideration for, or an inducement to, or a condition of, the employment or engagement of any Participant by the Company. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue in the employment or service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates at any time to terminate the Participant's employment or other service relationship with the Company or any Affiliate for any reason or no reason.

13.2         Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

13.3         Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement nor shall the Company or the Committee be deemed to be a trustee of stock awarded under the Plan. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation and, except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's Permitted Transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, in order to discharge its obligations under the Plan the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise.

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13.4         Other Compensation and Benefit Plans. Except as otherwise provided in Section 4.1 of this Plan, the adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of Share or equity incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award hereunder shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided to the contrary elsewhere in this Plan or by the terms of any other such plan.

13.5         Liability of the Company. The Company shall not be liable to any Participant or any other persons as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or any other person due to the receipt, exercise or settlement of any Stock Option or other Award granted under this Plan.

13.6         Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and each Participant, and each Participant's executor, administrator and Permitted Transferees and beneficiaries.

13.7         Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

13.8         Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

13.9         Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

13.10         Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.11         Headings and References to this Plan. The Section, subsection and paragraph headings in this Plan are for convenience of reference only and shall not affect the interpretation, construction or application of the provisions of this Plan. Unless the context indicates otherwise, the terms “herein”, “hereof”, “hereinafter”, “hereto” and “hereunder” and similar terms shall refer to this Plan as a whole and not to the specific Section, paragraph or clause where such term may appear.

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